EXHIBIT 99.1

CONTACT:
KEVIN GREGORY, SENIOR VICE PRESIDENT, CFO
(859) 586-0600 X1424
kgregory@pomeroy.com
--------------------

            POMEROY IT SOLUTIONS, INC. REPORTS THIRD QUARTER RESULTS

Hebron, KY - November 14, 2006 - Pomeroy IT Solutions, Inc. (NASDAQ:PMRY) a technology and services solution provider, today reported third quarter revenue of $154.9 million and a service revenue increase of 10 percent compared to the third quarter of 2005.

"We have improved gross margins, reduced costs and increased cash flow," said Stephen E. Pomeroy, Pomeroy IT Solutions, President and Chief Executive Officer. "Our revenue clearly is not were it needs to be. Reversing the revenue trend and building sales momentum needs to be our top priority as we finish out the year and into 2007," said Pomeroy.

"At this time, we are revising our guidance for the year, and expect earnings per share, excluding the charge for the goodwill write down, to be $0.25 to $0.30 per share," added Pomeroy.

The Company disclosed at fiscal year end 2005, that there was an impairment of goodwill primarily as a result of the decline in the stock price during the fourth quarter of 2005. At that time, an estimate of the goodwill write down was made and the second step of the required goodwill analysis was started. During the third quarter this process was finalized and based on the analysis the Company incurred an additional goodwill write down of $3.5 million. This write down of goodwill is primarily the result of allocating assignable asset value to intangible assets such as customer list and trade name that correspondingly reduced the amount of goodwill.

"We finalized the goodwill analysis during the third quarter," said Pomeroy. "The reduction in goodwill is a non-cash charge that did not affect our cash flow. In fact, our cash flow from operations increased over the prior year by over $12 million," added Pomeroy.


CONSOLIDATED FINANCIAL RESULTS

THIRD QUARTER 2006
  - REVENUE was $154.9 million compared to $185.0 million in third quarter of 2005.
          - Product revenue was $93.7 million compared to $129.3 million in third quarter 2005, a decline of $35.6 million. This decline was due primarily to continuing competitive pressure in the marketplace, reduction in IT spending by our customers and delays in IT project deployments by our customers.
          - Service revenue was $61.3 million compared to $55.7 million in third quarter 2005, an increase of 10.1 percent or $5.6 million. The increase in service revenues relates primarily to the growth from new service agreements offset by a decline in non-recurring project engagements.

  - GROSS PROFIT MARGIN was 14.6 percent compared to 12.2 percent in the third quarter of 2005.
          - Product revenue gross margin was 7.9 percent compared to 7.1 percent in the third quarter of 2005.

          -    Service revenue gross margin was 25.0 percent compared to
               23.9 percent in the third quarter of 2005. Sequentially, service revenue gross margin also improved compared to 23.6 percent for the second quarter of 2006.

  - TOTAL OPERATING EXPENSE was $24.3 million compared to $24.9 million in the third quarter of 2005, a decrease of $0.6 million.
          - During the third quarter, the Company completed the second step of the goodwill analysis as required under SFAS 142. Based on the analysis completed in the third quarter the Company incurred an additional goodwill write down of $3.5 million which is included in total operating expense. This write down of goodwill is primarily the result of allocating assignable asset value to intangible assets such as customer list and trade name that corresponding reduced the amount of goodwill.

  - NET LOSS was $1.0 million or $(0.08) per fully diluted share. Non-GAAP net income was $1.3 million or $0.10 per fully diluted share. For the third quarter of 2005, there was a net loss of $1.5 million or $(0.12) per fully diluted share.

NINE MONTHS ENDED OCTOBER 5, 2006
  - REVENUE was $469.7 million compared to $542.9 million in nine months ended October 5, of 2005, a decline of $73.2 million.
          -    Product revenue was $274.6 million compared to $375.6
               million in nine months ended October 5, 2005, a decline of $101 million. This decline was due primarily to continuing competitive pressure in the marketplace, reduction in IT spending by our customers, and delays in IT project deployments by our customers.
          - Service revenue increased 16.7 percent to $195.1 million compared to $167.2 million in nine months ended October 5, 2005. This increase of $27.9 million relates primarily to the growth from new service agreements.

  - GROSS PROFIT MARGIN was 14.6 percent compared to 13.0 percent in the nine months ended October 5, of 2005.
          - Product revenue gross margin was 8.0 percent compared to 7.5 percent in the nine months ended October 5, of 2005.
          -    Service revenue gross margin was 23.8 percent compared to
               25.3 percent in the nine months ended October 5, of 2005.

  - TOTAL OPERATING EXPENSE was $68.7 million compared to $67.5 million in the nine months ended October 5, of 2005, an increase of $1.2 million. Operating expenses increased as a result of $3.5 million recorded for write down of goodwill, an increase in stock option and restricted stock expense of $1.2 million and an increase in professional fees of $1.8 million. These increases were offset by a decrease in bad debt expense and restructuring charge of $4.0 million and a decrease in other operating expenses.

  - NET LOSS was $0.4 million or $(0.03) per fully diluted share. Non-GAAP net income was $2.4 million or $0.19 per fully diluted share. For the nine months ended October 5, 2005, net income was $1.5 million or $0.11 per fully diluted share.


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
  -  OTHER FINANCIAL INFORMATION
          -    Debt -                                         $0
          -    Capital Expenditures -                         $1.2 million
          -    Cash Flow From Operating Activities -          $16.9 million
          -    Working Capital -                              $86.5 million
          -    EBITDA -                                       $ 3.6 million


Conference Call

To participate in a conference call and questions and answer session with senior management regarding the third quarter 2006 results, call 877-842-7108 using passcode 2258107 at 10:00 a.m. (ET) on Wednesday November 15, 2006. For your convenience, a replay will be available shortly after the call. This replay will available after the call by dialing 1-800-642-1687.

About Pomeroy IT Solutions, Inc.

As an international technology services and solutions provider, Pomeroy IT Solutions unites core competencies in IT Outsourcing Services and Professional Services. Some of the Company's services include consulting, project management, application development, integration, staffing, and technology sourcing. Pomeroy's capabilities as an end-to-end services and technology sourcing provider set the Company apart as a unique, one-stop alternative. This combination helps its Fortune 1000, government, and mid-market clients realize their business goals and objectives by leveraging information technology to simplify complexities, increase productivity, reduce costs and improve profitability.

Forward-Looking Statements

Certain of the statements in the preceding paragraphs regarding financial results constitute forward-looking statements. These statements related to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our markets' actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements. These risks and other factors you should specifically consider include but are not limited to: changes in customer demands or industry standards, existing market and competitive conditions including the overall demand for IT products and services, the nature and volume of products and services anticipated to be delivered, the mix of the products and services businesses, the type of services delivered, the ability to successfully attract and retain customers, sell additional products and service to existing customers, the ability to timely bill and collect receivables, the ability to maintain a broad customer base to avoid dependence on any single customer, the need to successfully attract and retain outside consulting services, new acquisitions by the Company, terms of vendor agreements and certification programs and the assumptions regarding the ability to perform thereunder, the ability to implement the company's best practices strategies, the ability to manage risks associated with customer projects, adverse or uncertain economic conditions, loss of key personnel, litigation and the ability to attract and retain technical and other highly skilled personnel. In some cases, you can identify forward-looking statements by such terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue", "projects", "intends", "prospects", "priorities", or negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.


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
Non-GAAP Financial Measures

The non-GAAP financial measures contained in this earnings press release exclude the charge for write-down of goodwill and stock based compensation expense. The Company uses these measures for planning and forecasting its future business, as well as analyzing such forecasts against past performance. In addition, excluding these charges enhances the Company's understanding of trends developing in its operations, as well as its performance in its market and against its competitors. The Company believes that providing non-GAAP net income measures that exclude such items, best allows investors to understand the Company's ongoing business activities during the quarter. The Company believes that inclusion of certain non-GAAP financial measures provides comparability to other publicly traded companies. The non-GAAP financial measures should not be considered as a substitute for, or preferable to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP financial measures used by others.

The Company believes that these non-GAAP financial measures provide an additional tool for investors to evaluate its ongoing operating results and trends. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures as detailed below:

     (in thousands, except per share data)
                                                                           Three Months Ended October 5, 2006
                                                                     --------------------------------------------
                                                                                         Basic         Diluted
                                                                          Net          Earnings       Earnings
                                                                          loss         Per Share      Per Share
                                                                     --------------------------------------------
     As reported GAAP financial measures                             $      (1,012)  $      (0.08)  $      (0.08)

     Adjustments
       Goodwill writedown                                                    3,472           0.28           0.27
       Stock based compensation                                                290           0.02           0.02
       Income tax effect on non-GAAP adjustments and
       applying the same current year effective rate to prior year          (1,467)         (0.12)         (0.12)
                                                                     --------------------------------------------
         Total adustments                                                    2,295           0.18           0.18

                                                                     --------------------------------------------
     Non-GAAP financial measures                                     $       1,283   $       0.10   $       0.10
                                                                     ============================================

     (in thousands, except per share data)
                                                                           Nine Months Ended October 5, 2006
                                                                     -------------------------------------------
                                                                                        Basic         Diluted
                                                                          Net         Earnings       Earnings
                                                                         Loss         Per Share      Per Share
                                                                     -------------------------------------------
     As reported GAAP financial measures                             $       (400)  $      (0.03)  $      (0.03)

     Adjustments
       Goodwill writedown                                                   3,472           0.28           0.27
       Stock based compensation                                             1,186           0.09           0.09
       Income tax effect on non-GAAP adjustments and
       applying the same current year effective rate to prior year         (1,816)         (0.14)         (0.14)
                                                                     -------------------------------------------
         Total adustments                                                   2,842           0.23           0.22

                                                                     -------------------------------------------
     Non-GAAP financial measures                                     $      2,442   $       0.19   $       0.19
                                                                     ===========================================

                              POMEROY IT SOLUTIONS, INC.
                              CONSOLIDATED BALANCE SHEETS

(in thousands)                                               October 5,    January 5,
                                                                2006          2006
                                                            ------------  ------------
                                                            (Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents                                   $      2,572  $     1,486
Certificates of deposit                                            1,049        3,629
Accounts receivable:
  Trade, less allowance of  $4,101 at October 5, 2006 and
    $4,355 at January 5, 2006                                    141,826      130,814
  Vendor receivables, less allowance of $117 at
    October 5, 2006 and $100 at January 5, 2006                    5,709        4,952
  Net investment in leases                                         2,054        1,998
  Other                                                            1,387        2,894
Inventories                                                       15,075       13,665
Other                                                             11,475       11,730
                                                            ------------  ------------
      Total current assets                                       181,147      171,168

Equipment and leasehold improvements:
  Equipment and leasehold improvements                            36,656       39,451
  Less accumulated depreciation                                   23,707       24,656
                                                            ------------  ------------
    Net equipment and leasehold improvements                      12,949       14,795

Net investment in leases, net of current portion                     150          995
Goodwill                                                          98,314      101,048
Intangible assets, net                                             2,797        3,007
Other assets                                                       3,737        4,132
                                                            ------------  ------------
      Total assets                                          $    299,094  $   295,145
                                                            ============  ============

LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings                                       $          -  $    15,304
Accounts payable                                                  69,488       46,638
Deferred revenue                                                   2,956        3,444
Employee compensation and benefits                                11,305        8,300
Accrued restructuring and severance charges                        4,193        5,791
Other current liabilities                                          6,739       11,182
                                                            ------------  ------------
      Total current liabilities                                   94,681       90,659
                                                            ------------  ------------

Equity:
  Common stock, $.01 par value; authorized 20,000 shares
    (13,476 and 13,400 shares issued at October 5, 2006
    and January 5, 2006, respectively)                               136          135
  Paid-in capital                                                 89,609       89,126
  Unearned compensation                                                -       (1,198)
  Accumulated other comprehensive income                              19           24
  Retained earnings                                              125,121      125,521
                                                            ------------  ------------
                                                                 214,885      213,608

  Less treasury stock, at cost (982 and 810 shares at
    October 5, 2006 and January 5, 2006)                          10,472        9,122
                                                            ------------  ------------
      Total equity                                               204,413      204,486
                                                            ------------  ------------
      Total liabilities and equity                          $    299,094  $   295,145
                                                            ============  ============

                                 POMEROY IT SOLUTIONS, INC.
                            CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands,except per share data)                    Three Months Ended
                                        ------------------------------------------------
                                                 October 5,                 October 5,
                                                    2006                       2005
                                        ---------------------------       --------------
                                         (Unaudited)     Non-GAAP          (Unaudited)
Product and service revenues:
  Product                               $     93,678   $     93,678       $     129,281
  Service                                     61,255         61,255              55,720
                                        -------------  ------------       --------------
    Total revenues                           154,933        154,933             185,001
                                        -------------  ------------       --------------

Cost of product and service revenues:
  Product                                     86,307         86,307             120,058
  Service                                     45,966         45,966              42,427
                                        -------------  ------------       --------------
    Total cost of revenues                   132,273        132,273             162,485
                                        -------------  ------------       --------------

    Gross profit                              22,660         22,660              22,516
                                        -------------  ------------       --------------

Operating expenses:
  Selling, general and administrative         19,504         19,214   **         23,497
  Depreciation and amortization                1,250          1,250               1,351
  Goodwill charge                              3,472              -   **              -
  Other                                           89             89                   4
                                        -------------  ------------       --------------
    Total operating expenses                  24,315         20,553              24,852
                                        -------------  ------------       --------------

Income (loss) from operations                 (1,655)         2,107              (2,336)

Interest expense, net                              4              4                 152
                                        -------------  ------------       --------------

Income (loss) before income tax               (1,659)         2,103              (2,488)
Income tax expense (benefit)                    (647)           820              (1,008)
                                        -------------  ------------       --------------
Net income (loss)                       $     (1,012)  $      1,283       $      (1,480)
                                        =============  ============       ==============

Weighted average shares outstanding:
  Basic                                       12,591         12,591              12,583
                                        =============  ============       ==============
  Diluted                                     12,591         12,737    *         12,583    *
                                        =============  ============       ==============

Earnings (loss) per common share:
  Basic                                 $      (0.08)  $       0.10       $       (0.12)
                                        =============  ============       ==============
  Diluted                               $      (0.08)  $       0.10    *  $       (0.12)   *
                                        =============  ============       ==============

* Dilutive loss per common share for the three months ended October 5, 2006 and 2005 would have been anit-dilutive if the number of weighted average shares outstanding were adjusted to reflect the dilutive effect of outstanding stock options.

** Non-GAAP numbers exclude the non cash charge for write down of goodwill of $3.5 million and stock based compensation of $0.3 million for the three months ended October 5, 2006. See discussion above on non-GAAP Financial Measures.

                              POMEROY IT SOLUTIONS, INC.
                         CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands,except per share data)                    Nine Months Ended
                                        ----------------------------------------------
                                                October 5,                 October 5,
                                                   2006                       2005
                                        ---------------------------       ------------
                                         (Unaudited)     Non-GAAP         (Unaudited)
Product and service revenues:
  Product                               $    274,636   $    274,636       $    375,617
  Service                                    195,107        195,107            167,241
                                        ---------------------------       ------------
    Total revenues                           469,743        469,743            542,858
                                        ---------------------------       ------------

Cost of product and service revenues:
  Product                                    252,614        252,614            347,438
  Service                                    148,650        148,650            124,941
                                        ---------------------------       ------------
    Total cost of revenues                   401,264        401,264            472,379
                                        ---------------------------       ------------
                                                                  -
    Gross profit                              68,479         68,479             70,479
                                        ---------------------------       ------------

Operating expenses:
  Selling, general and administrative         61,269         60,083   **        63,211
  Depreciation and amortization                3,819          3,819              4,248
  Goodwill charge                              3,472              -   **             -
  Other                                           99             99                  5
                                        ---------------------------       ------------
    Total operating expenses                  68,659         64,001             67,464
                                        ---------------------------       ------------

Income (loss) from operations                   (180)         4,478              3,015

Interest expense, net                            475            475                579
                                        ---------------------------       ------------

Income (loss) before income tax                 (655)         4,003              2,436
Income tax expense (benefit)                    (255)         1,561                986
                                        ---------------------------       ------------
Net income (loss)                       $       (400)  $      2,442       $      1,450
                                        ===========================       ============

Weighted average shares outstanding:
  Basic                                       12,611         12,611             12,542
                                        ===========================       ============
  Diluted                                     12,611         12,670    *        12,652
                                        ===========================       ============

Earnings (loss) per common share:
  Basic                                 $      (0.03)  $       0.19       $       0.12
                                        ===========================       ============
  Diluted                               $      (0.03)  $       0.19    *  $       0.11
                                        ===========================       ============

* Dilutive loss per common share for the nine months ended October 5, 2006 would have been anit-dilutive if the number of weighted average shares outstanding were adjusted to reflect the dilutive effect of outstanding stock options.

** Non-GAAP numbers exclude the non cash charge for write down of goodwill of $3.5 million and stock based compensation of $1.2 million for the nine months ended October 5, 2006. See discussion above on non-GAAP Financial Measures.

                                   POMEROY IT SOLUTIONS, INC.
                                     SELECTED CASH FLOW DATA

                                                                          Nine Months Ended
                                                                     ---------------------------
                                                                      October 5,    October 5,
                                                                         2006          2005
                                                                     ------------  -------------
                                                                     (Unaudited)    (Unaudited)
Cash flows from operating activities:
  Net income (loss)                                                  $      (400)  $      1,450
  Adjustments to reconcile net income to net cash
    from operating activities:
    Depreciation and amortization                                          3,819          4,248
    Stock option, restricted stock compensation and Employee Stock
      Purchase Plan Expense                                                1,186              -
    Restructuring and severance charges                                      133          1,794
    Goodwill impairment chage                                              3,472              -
    Provision for doubtful accounts                                          190          2,000
    Deferred income taxes                                                    605          3,177
    Loss on disposal of fixed assets                                          67              4
  Changes in working capital accounts, net of
    effects of acquisitions:
    Accounts receivable                                                  (10,525)         9,560
    Inventories                                                           (1,780)         2,267
    Other current assets                                                     (62)        (1,769)
    Net investment in leases                                                 862          1,492
    Accounts payable                                                      22,850        (15,245)
    Deferred revenue                                                        (488)          (122)
    Income tax payable                                                      (705)          (174)
    Employee compensation and benefits                                     3,005           (349)
    Other, net                                                            (5,364)        (3,971)
                                                                     ------------  -------------
  Net operating activities                                                16,865          4,362
                                                                     ------------  -------------

Investing activities:
  Capital expenditures                                                    (1,172)        (1,314)
  Proceeds from sale of fixed assets                                           -              6
  Payment for covenant not-to-compete                                       (285)             -
  Acquisition of businesses                                                 (738)        (1,185)


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